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                                                                   EXHIBIT 10.19
                                                         Customer Acct # 0883322
                                                                         -------
                                                                Facility # 82061
                                                                           -----

                      CONTRACT DEALER GASOLINE AGREEMENT

This Contract Dealer Gasoline Agreement (this "Agreement") is made and entered into as of the 2 day of September, 1999, by and between ARCO Products Company, a
               -        ---------  ----
division of Atlantic Richfield Company which is incorporated in Delaware, ("ARCO"), and
LLO-Gas, Inc.
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(state whether a sole proprietorship, partnership, corporation or limited liability company [LLC]; if partnership, the names
a Delaware Corporation                                          ("Buyer").
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of all partners and State of organization; if corporation, the State of incorporation; if an LLC, the State of organization)

ARCO maintains a place of business at 4 Centerpointe Drive, in the City of La
                                      --------------------                 --
Palma, in the State of California.  Buyer's principal place of business is
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located at 23805 Stuart Ranch Road, Suite 265 in the City of Malibu, in the
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State of California with the ZIP code 90265.  This Agreement constitutes a
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"franchise" as defined in the Petroleum Marketing Practices Act, 15 U.S.C.
(S)(S) 2801-2806 ("PMPA").

                                   Recitals
                                   --------

     A. ARCO markets motor fuels comprising gasolines and gasoline containing materials bearing the ARCO(R) trademark and other identifying symbols (herein collectively, "Gasoline").

     B. Buyer owns or leases from a third party real property and improvements which Buyer would like to operate as a retail facility selling Gasoline to end users. The property and improvements are located at 3366 N. San Gabriel
                                                     -------------------
Boulevard, in the city or town of Rosemead in the State of California with the
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ZIP code 91770.  ( The "Premises" ).
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NOW, THEREFORE, the parties hereto agree as follows:

     1.   Term.  This Agreement shall be binding upon the parties and effective
          ----
on the date first set forth above. Subject to earlier termination under Paragraph 17.1 below, the "Commencement Date" of this Agreement shall begin at 10:00 a.m. on the _____ day of _______________, _____ and the term shall end at
10:00 a.m. on the _____ day of _______________, _____.  If no Commencement Date
is set forth, at the time this Agreement is executed, the Commencement Date shall be established by ARCO by notice to Buyer as the date the Premises are ready to receive Gasoline delivery, which notice shall also set forth the expiration date which shall be 15 years after the Commencement Date.
                               ----

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     2.   Orders.  Buyer will order and make available for retail sale all
          ------
grades of Gasoline which ARCO offers to Buyer (hereinafter collectively, "Product"), in amounts sufficient to satisfy all foreseeable retail customer demand for Product at the Premises and will at all times have available for sale some of each grade of Product, subject only to allocation of Product by ARCO in a manner determined in ARCO's sole discretion in Buyer's geographic area. ARCO will use its best efforts to fill Buyer's orders; however, ARCO may discontinue sale of any grade of Product at any time upon fifteen (15) calendar days' prior written notice to Buyer. ARCO reserves the right to provide automatic Gasoline ordering and delivery and to not accept individual orders placed by Buyer.

     3.   No Wholesaling.  Buyer will sell Product only to end users for their
          --------------
personal use in volumes not exceeding the capacity of each customer's motor vehicle fuel tank, any auxiliary fuel tank directly linked to the customer's motor vehicle engine, and any emergency container capable of holding ten gallons or less. The Premises shall be open for business seven (7) calendar days a week for a minimum of eight (8) consecutive hours each day.

     4.   Delivery.  ARCO will deliver Product into Buyer's storage facilities
          --------
described below. Title to and risk of loss of Product will pass to Buyer upon delivery into Buyer's storage facilities. ARCO alone will select the method and mode of shipment and delivery. ARCO expressly reserves the right to supply Product to other retail outlets whether owned and operated by ARCO or its subsidiary Prestige Stations, Inc. or by independent owners and operators, regardless of how near or far such other retail outlets may be located relative to the Premises.

     5.   Prices.  For Product delivered hereunder, Buyer will pay the price
          ------
specified by ARCO in effect at the time and place of delivery for purchasers of Buyer's class of trade. Price shall be subject to change at any time, at the election of ARCO, without notice. Should ARCO elect to provide notice of price changes, it may do so by telephone, or at ARCO's sole election, facsimile transmission. Buyer must have the capability to notices of price changes and invoices at the Premises by facsimile transmission. At ARCO's sole discretion, to enable Buyer to compete more effectively with Buyer's competitors, ARCO may from time to time grant Buyer a "temporary voluntary allowance" applicable to Product to be sold by Buyer under this Agreement from metered dispensers on the Premises. ARCO may condition the payment of allowances on Buyer's observance of maximum retail selling prices determined by ARCO or maximum gross profit margins determined by ARCO or a reduction in Buyer's retail selling price commensurate with the amount of the allowance.

     6.   Payment.  Unless ARCO extends credit to Buyer as provided below, Buyer
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will pay for Product prior to its delivery in U.S. dollars.  ARCO shall require a product advance payment approximately equal to the current cost of an average delivery of Product. ARCO may increase or decrease the amount of the advance payment at any time to reflect current prices and Buyer will pay any additional amount necessary if the advance payment is increased. Payment will be made by U.S. Postal money order, other money order approved by ARCO, electronic funds transfer initiated by ARCO, wire transfer, cashier's check or business check, whichever ARCO directs, delivered by Buyer at the time and place as designated by ARCO. Buyer's

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financial institution through which payment by electronic funds transfer initiated by ARCO is made must be a member of NACHA (The National Automated Clearing House Association). Payment will be deemed made when, and only when, its receipt has been verified by ARCO. If this Agreement requires or permits payment by check, all checks shall be made payable to "ARCO" or "Atlantic Richfield Company," and to no other person, firm or entity. If this Agreement requires or permits payment by wire transfer, all such payments shall be made to "ARCO Products Company, c/o Citibank NA, For Credit to APC National Credit #4051-4874, New York, New York 10043," and to no other bank or account number unless so advised in writing by the Credit Manager, ARCO Products Company. If this Agreement requires or permits payment by automated clearing house ("EFT"), all such payments shall be made to "ARCO Products Company, c/o Citibank Delaware, For Credit to APC National Credit - ACH #3815-2114, New Castle, Delaware 19720," and to no other bank of account number unless so advised in writing by the Credit Manager, ARCO Products Company. If this Agreement requires or permits payment by electronic funds transfer ("EFT"), all such payments shall be made in strict accord with procedures established and promulgated by the ARCO Products Company credit department. Buyer agrees to indemnify ARCO for any loss or expense caused by Buyer's failure to comply with this Paragraph. Upon demand, Buyer will reimburse ARCO the amount of any temporary voluntary allowance erroneously applied to Product other than Product sold under this Agreement from metered dispensers on the Premises. In addition to any other remedies available to it, ARCO may offset against any future temporary voluntary allowance or against other amounts owed to Buyer the amount of any reimbursement to which ARCO is entitled if Buyer fails to make any payment or reimbursement when due. Buyer acknowledges and agrees that ARCO's receipt of payment due hereunder after the issuance of a notice of termination or nonrenewal does not effect a waiver of ARCO's termination or nonrenewal rights.

     7.   Credit.  ARCO may in its sole discretion from time to time extend
          ------
credit to Buyer in whatever amounts, and on whatever terms ARCO alone selects. If ARCO extends Buyer credit, ARCO may withdraw it at any time without notice and for any reason. In ARCO's sole judgment, ARCO may do any or all of the following: (i) require that Buyer pay for Product by cashier's check, money order or bank wire transfer prior to delivery, (ii) require that Buyer post as irrevocable letter of credit issued by a bank satisfactory to ARCO, (iii) require Buyer present evidence of financial solvency, and (iv) declare Buyer in default of this Agreement if Buyer fails to pay any indebtedness when due, provide evidence of financial solvency upon request or comply with any other term of this Agreement. Buyer agrees that regardless of whether and for how long ARCO has extended it credit, ARCO may cease extending credit at any time and instead require that payment be made in the manner set forth in this Paragraph or in Paragraph 6 above.

     8.   Non-conformities.  Buyer will notify ARCO in writing of the exact
          ----------------
nature of any nonconformity in the type, quantity or price of any Product delivered to Buyer within thirty (30) calendar days after delivery. Buyer hereby waives any claim against ARCO based on any nonconformity of which Buyer does not so notify ARCO.

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     9.   Record Keeping.  For each delivery of Product, Buyer shall at all
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times keep a detailed record of the date and time of delivery, and the grade and amount of Product delivered expressed in terms of gallons. To assist ARCO in determining the necessity of any temporary voluntary allowance described in Paragraph 5 above, Buyer will (i) sell all Product through metered dispensers which shall indicate the grade and amount of gasoline purchased, (ii) allow ARCO to inspect Buyer's Product dispensers, recorders and meters, and books and records relating to delivery and Product inventory, and (iii) allow ARCO to ascertain the volume of Product in Buyer's storage facilities.

     10.  Equipment.
          ---------

          10.A  Storage and Dispensers.  Buyer will maintain storage tanks or
                ----------------------
other appropriate facilities on the Premises into which Product can be delivered. Buyer will ensure that the storage facilities are compatible with ARCO's delivery equipment and Product formulations; that its storage facilities will accommodate such minimum quantities per single delivery as ARCO may select; and that the Premises are configured in such a way that Product can be delivered to the Premises consistent with all applicable fire laws and regulations and other governmental requirements. Further, Buyer will ensure that all dispensing devices and storage facilities at all times be properly permitted and completely comply with all applicable governmental requirements and any specifications which ARCO may issue from time to time. Buyer further agrees that Buyer's motor fuel dispensing devices shall be equipped at all times with Product filters with ten (10) micron filtering capacity. Without restricting any right or remedy of ARCO, or imposing any duty or liability upon ARCO, upon ARCO's request, Buyer will promptly furnish ARCO with written evidence that Buyer's dispensing devices and storage facilities comply with all governmental requirements and provide copies of underground storage tank permits and specifications, and allow ARCO representatives to inspect the dispensing devices and storage facilities to confirm such compliance.

          10.B  PIC Equipment.  Unless the Premises are located in the state of
                -------------
Oregon, Buyer is required by ARCO to purchase or lease the PayQuick Island Cashier ("PIC Equipment") and install it at the Premises.

                (a) Buyer agrees to use the PIC Equipment only in connection with the operation of ARCO authorized businesses. Buyer agrees not to tamper with, alter, change, dislodge, displace, remove or otherwise interfere with the operational integrity of the PIC Equipment. Buyer agrees to maintain PIC Equipment in a clean and fully operational condition at all times for the convenience of Buyer's customers.

                (b) Buyer will be responsible for all maintenance and repair of the PIC Equipment Buyer will contract for maintenance services through ARCO approved service providers and understands that ARCO will not provide any maintenance and repair services.

                (c) ARCO will provide training to Buyer and up to 5 employees designated by Buyer to attend training. Training is mandatory for Buyer or Buyer's designated

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manager. There is no tuition for such training, but all expenses in connection with such training must be borne by Buyer. If Buyer fails to attend training when originally scheduled, there will be a fee of $1000 to attend training.

                (d) Buyer agrees to contract with an ARCO approved licensed and bonded armored security service to do the following: make cash pick ups at least 3 times per week, maintain possession of all keys to the outer door and the vault of the PIC Equipment, handle all removal of cash cassettes from the PIC Equipment and reinstall all empty cassettes into the PIC Equipment. Receipt paper will be changed only by armored security personnel or in their presence.

                (e) Buyer must be a party to the ARCO approved Video Surveillance Equipment Program. In addition, Buyer must install, keep operational and use one or more video surveillance cameras dedicated to recording the customer activity at each PIC.

                (f) Buyer is responsible for maintaining a supply of receipt paper at the premises to be used in the PIC Equipment.

                (g) ARCO grants to Buyer a non exclusive right and license to use the Pay Quick Island Cashier service marks, trademarks and trade dress in conjunction with the operation of PIC Equipment at the Premises in a form prescribed by ARCO.

                (h) All information regarding the PIC Equipment, including written manuals, specifications, data and instructions provided to Buyer are confidential and proprietary information of ARCO and shall remain the exclusive property of ARCO and shall not be duplicated, in whole or in part by Buyer and shall not be used other than as set forth herein and shall be maintained in confidence and not disclosed to anyone without the prior written consent of ARCO.

                (i) Upon 180 days prior written notice, Buyer may be required to upgrade the PIC Equipment in accordance with ARCO's system wide equipment requirements at that time.

          IMPORTANT NOTICE: Buyer is aware that the RE POS equipment is necessary to operate the PIC equipment and that the PIC Equipment will interface only with certain motor fuel dispensers. It is Buyer's responsibility to ensure that its Point of Sale equipment and dispensers are compatible with the PIC Equipment.

     11.  Leak Prevention and Detection.  Buyer acknowledges and agrees that
          -----------------------------
with respect to any Product storage facilities located on the Premises, including without limitation underground storage tanks and related equipment, Buyer is solely responsible for taking, and will take the following leak and water contamination prevention and detection measures:

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          11.1  Stick Readings.  Using a properly calibrated wooden tank
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measuring device and water finding paste, Buyer will gauge product storage tanks for inventory loss or water gain on a daily basis.

          11.2  Reconciliations.  Utilizing daily stick readings to the nearest
                ---------------
one eighth (1/8) inch and dispenser meter readings, Buyer will take and reconcile opening and closing inventory levels by grade, including deliveries.

          11.3  Record Retention.  Buyer will keep daily reconciliation records
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available on the Premises for at least five (5) years.

          11.4  Monitoring.  Buyer will ascertain and perform any and all other
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monitoring procedures required by applicable laws, regulations or governmental authorities.

          11.5  Secondary Containment.  Buyer will ascertain and perform any and
                ---------------------
all construction or retrofitting necessary to satisfy or comply with the secondary containment standards for underground storage tanks required by applicable laws, regulations or governmental authorities.

          11.6  Notification.  Buyer will immediately investigate and report to
                ------------
ARCO and all appropriate governmental authorities (i) any detectable loss or suspected loss that exceeds Regulatory variation limits of any Product, (ii) the activation or alarm of any leak detector or other continuous monitoring system,
(iii) the discovery of any broken weights and measures seals or other seals in any Product dispenser, (iv) the discovery of any visible leak in any Product dispenser, Product piping or submerged pumps, (v) any change in the condition of the land or surface adjacent to fill boxes or dispensers, (vi) water is excess of one inch (1") in any storage container, or (vii) any spills or overfills that are not immediately and properly contained and cleaned up. In the event of the occurrence of any of (i) through (vii) above, Buyer shall immediately investigate in accordance with regulatory leak detection requirements. If a leak is confirmed all Product must be removed from the storage tanks immediately and the tanks secured. In addition, Buyer will keep fill caps tight, keep fill boxes free of dirt, ice and snow, and immediately remove any water in excess of one inch (1") in any Product storage tank.

     12.  Gasoline Regulations.
          --------------------

          12.1  Unleaded.  ARCO will ensure that upon delivery to Buyer by ARCO,
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all unleaded gasoline, as defined is the regulations promulgated by the United
States Environmental Protection Agency ("EPA"), will meet the specifications for lead and phosphorus set forth is those regulations. Buyer will ensure that no unleaded gasoline purchased from ARCO is tampered with or contaminated in a way that could cause the gasoline not to meet the EPA's lead and phosphorous specifications. Buyer will immediately cease dispensing any unleaded gasoline that is determined not to meet EPA requirements.

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          12.2  Disclosures and Warnings.  Buyer acknowledges that it has been
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fully informed concerning the nature and existence of risks posed by transporting, storing, using, handling and being exposed to Product. Buyer will inform its employees, agents, contractors and customers of such risks. Buyer will display, publish and distribute any safety warnings or disclosures as may be requested or required by ARCO or any governmental authority from time to time.

     13.  Taxes.
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          13.1  Payment by Buyer.  Buyer will pay promptly when due and hold
                ----------------
ARCO harmless from all taxes, excise fees and other similar charges (including interest, penalties and additions to tax) which ARCO is now or in the future required to pay or collect under any federal, state or local governmental requirement based on the manufacture, production, sale, transfer, transportation, delivery, storage, handling, consumption or use of Product under this Agreement, or on any payments made under this Agreement (excepting any income tax imposed on ARCO based on income received from Buyer and any interest or penalties thereon). ARCO may, at its sole option, add any such tax, excise fee or similar charge to the amount to be charged for Product. Buyer will also pay promptly when due and hold ARCO harmless from all fees and sales, use, rental, gross receipts, inventory, excise, income and other taxes (including interest, penalties and additions to tax but not including any income tax imposed on ARCO based on income received from Buyer and any interest or penalties thereon) imposed by any federal, state or local governmental authority upon Buyer or ARCO in connection with the operation of Buyer's business.

          13.2  Inapplicability of Reseller Exemption.  With respect to Product
                -------------------------------------
purchased hereunder, Buyer hereby waives any exemption and agues not to assert any right of exemption from payment to ARCO of taxes regularly collected by ARCO upon delivery of Product to purchasers within Buyer's class of trade by virtue of any reseller or wholesale-distributor exemption to which Buyer may presently or hereafter be entitled under any provision of federal, state or local law regulation or order.

          13.3  Tax Information.  Buyer will provide ARCO with Buyer's motor
                ---------------
fuel seller number and use tax registration number. Further, Buyer will provide ARCO with any information requested by ARCO relating to tax credits claimed by Buyer for motor fuel, sales, use and other taxes paid by Buyer in connection with the Product for the purpose of resolving any threatened or pending tax dispute with any governmental authority or for the purpose of confirming Buyer's compliance with the terms of this Agreement.

     14.  Trademarks and Trade Dress.
          --------------------------

          14.1  Compliance.  Within one hundred fifty (150) calendar days after
                ----------
the Commencement Date if this is the first agreement between Buyer and ARCO for the supply of Product at the Premises and upon the Commencement Date if this is not the first agreement between Buyer and ARCO for the supply of Product at the Premises, unless ARCO consents

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otherwise in writing, Buyer will have fully complied with all trademarks and trade dress requirements set forth in Exhibit A. Thereafter, throughout the term of this Agreement, Buyer shall fully comply with all trade dress requirements as they may be changed from time to time. Notwithstanding the foregoing, Buyer must have the ARCO I.D. sign, I.D. pole, price pods, and decal specifications for pumps and dispensers as described in Exhibit A (as it may be changed from time to time) in place as soon as Buyer is selling ARCO branded product but not later than the fifth delivery of Product hereunder and not before Buyer is selling ARCO branded Product under the ARCO trademarks described below. Buyer hereby agrees that ARCO may and acknowledges that in all likelihood ARCO will change such requirements from time to time. Buyer will conform its trade dress to all such changed requirements within ninety (90) calendar days after receiving written notice from ARCO of any change. In its sole discretion, ARCO may loan to Buyer various items of trade dress such as signs, illuminated sign poles, sign faces with a numerals kit and pump identification signs. Buyer hereby agrees that any trade dress which ARCO provides to Buyer hereunder shall remain the property of ARCO regardless of whether it is affixed to the Premises. Buyer shall ensure that no such loaned trade dress is removed from the Premises by persons other than ARCO or its representatives either during or after the term of this Agreement without ARCO's prior written consent. Buyer shall bear the cost of maintaining, repairing and replacing such loaned trade dress.

          14.2  Licenses.  During the term of this Agreement, in connection with
                --------
the resale of Product, Buyer may display the trademarks, trade names, advertising, signs, devices, symbols, slogans, designs and other trade indicia adopted, used or authorized for use by ARCO in connection with Product (collectively, "Marks"), provided that (i) Buyer operates the Premises seven (7) calendar days a week for a minimum of eight (8) consecutive hours each day, (ii) the Marks are only displayed or used in the manner specified by ARCO, and (iii) all trademark rights resulting from such display or usage shall inure to ARCO's benefit. ARCO reserves the right to withdraw or modify any of the Marks or their manner of display without prior notice to Buyer. Upon receiving notice of any withdrawal or modification of the Marks, Buyer will fully implement any modification or termination within the time specified in the notice. If Buyer fails to comply fully with any notice of withdrawal or modification, in addition to any other remedies available to ARCO for breach of this Agreement, ARCO may demand that Buyer immediately remove all Marks from the Premises at Buyer's sole expense. If Buyer fails to do so, ARCO or ARCO's contractor may enter the Premises and remove all Marks, and Buyer will reimburse ARCO for such removal.

          14.3  Shared Expenses.  ARCO will reimburse Buyer a portion of the
                ---------------
cost of acquiring, transporting and installing certain signs and other trade dress required hereunder and set forth is Exhibit B, as specified below. The amount of such reimbursement shall be the lesser of (i) one half of Buyer's actual verifiable cost, or (ii) the maximum amount indicated on Exhibit B. The reimbursement shall apply on a one-time only basis to the Premises during its entire franchise relationship with ARCO regardless of whether this is the first or a subsequent agreement between Buyer and ARCO for the supply of Product at the Premises. Buyer shall be solely responsible for the cost of maintaining, repairing and replacing all trade dress. Request for the foregoing reimbursement shall be in writing and accompanied by all original invoices (of

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which Buyer shall keep copies). Upon receiving such a request, ARCO shall inspect Buyer's facility to confirm that the trade dress is of the proper type and properly installed and verify Buyer's actual cost. If ARCO confirms that the trade dress meets ARCO's requirements and verifies Buyer's submitted cost as accurate, then ARCO shall either reimburse Buyer the amount described above or pay the entire cost of such trade dress directly to the third party vendor, whichever ARCO alone chooses. If ARCO elects to pay the third party vendor directly, then within five (5) calendar days after receiving notice from ARCO that such payment will be or has been made, Buyer will remit to ARCO the difference between the amount of the invoice and the amount of ARCO's reimbursement as calculated above. Further, ARCO may arrange directly with a third patty vendor to satisfy the requirements of this Paragraph 14.3 and collect from Buyer in advance upon five days' notice, an amount equal to the total maximum reimbursements to which Buyer is entitled under this Paragraph and Exhibit B, to cover Buyer's share of the cost of trade dress expenses. Should the amount of this advance payment exceed one half of the actual cost of satisfying the trade dress requirements herein, ARCO will refund the excess amount to Buyer. If the amount of the advance payment is less than the actual cost of satisfying the trade dress requirements herein, then Buyer shall pay ARCO the amount of the deficiency upon demand. In addition to all other remedies available to it, ARCO may offset against any amounts owed to Buyer, the amount of any remittance owing to ARCO hereunder. Notwithstanding this Paragraph 14.3, Buyer may be obliged to pay ARCO for any reimbursements received and direct vendor payments made by ARCO hereunder upon the termination or nonrenewal of this Agreement as specified is Paragraph 17.3.

          14.4  Restrictions.  Buyer will not adulterate, mislabel, misbrand or
                ------------
contaminate Product; add any ingredients to Product without ARCO's prior written consent; use any Mark except in connection with genuine ARCO Product; claim any tight, titles or interest in or to the Marks; directly or indirectly deny or assail or assist others in denying or assailing the sole and exclusive ownership of ARCO in and to the Marks; register, adopt as its own property, or use or assist others in registering, adopting, or using any trademarks, trade names, advertising, signs, devices, symbols, slogans, designs, or other trade indicia confusingly similar to the Marks; or commit other trademark violations or acts that could disparage the Marks or adversely affect the value of the marks or ARCO'S goodwill and ownership rights hereto. Any rights to any Marks obtained by Buyer contrary to the foregoing shall be held in trust for ARCO and, upon request, Buyer will assign such rights free of charge to ARCO.

     15.  Compliance and Indemnification.
          ------------------------------

          15.1  Compliance With Laws and Regulations.  Buyer shall comply with
                ------------------------------------
any and all applicable federal, state and local laws and regulations, including those pertaining to human health, safety or the environment, and shall further comply with any and all permits or license pertaining to the Premises. Any references in this Paragraph 15.1 to laws or regulations shall include all such laws and regulations pertaining to Product, or the air, or surface or subsurface water, surface or subsurface soil, and the handling, storage and disposal of hazardous substances, materials or wastes, or solid wastes (whether or not defined as hazardous by such laws or regulations), and vapor recovery and vapor recovery equipment Buyer shall comply with

                                 Page 9 of 21
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any and all operating, reporting and record keeping laws and regulations, as well as all operating, reporting and record keeping procedures designed to ensure that no unauthorized release of any Product occurs, and that in the event any Product is released, all applicable reporting, record keeping and cleanup requirements are fully complied with.

          15.2  Indemnification.  Buyer will indemnify and hold harmless ARCO,
                ---------------
its affiliates, subsidiaries, shareholders, directors, officers, employees and other representatives (and shareholders, directors, officers, employers and other representatives of such affiliates and subsidiaries) (collectively, "Indemnified Parties") from and against all claims, causes of action, liabilities, suits, demands, legal proceedings, governmental actions, losses and expenses, including without limitation reasonable expert and attorneys fees and costs (collectively, "Indemnified Expenses"), arising out of (i) any breach by Buyer (or any of its officers, employees or representatives) of any provision of this Agreement, (ii) the storage, leakage or other release of Product on, or from the Premises, (iii) any cleanup, remediation or response activity conducted or ordered under applicable law, (iv) Buyer's use or occupancy of the Premises,
(v) Buyer's operation of the business or use, custody or operation of ARCO-owned equipment or any other equipment on the Premises, excepting any loss or damage arising solely from ARCO's negligence or failure to perform its obligations hereunder, or (vi) any intentional or unintentional violation by Buyer of any government requirement applicable to the Premises or Buyer's storage or sale of Product, or the disclosure or warning of risks associated with Product at the Premises. This indemnification obligation shall survive the termination or nonrenewal of this Agreement.

          15.3  Liability for Charges or Fines.  In the event that ARCO becomes
                ------------------------------
liable for payment of any charges or fines arising out of Buyer's noncompliance, with any governmental laws or regulations or Buyer's failure to secure any necessary licenses or permits or renewals thereof, now or hereafter necessary, in connection with the possession and use of the equipment and other property or the conduct of business on the Premises or Buyer's failure to pay any taxes, imposts or charges imposed by any governmental authority, ARCO shall have the right to charge Buyer the amount of any such charge or fine paid by ARCO.

     16.  Insurance.  Buyer shall obtain and maintain throughout the term of
          ---------
this Agreement each of the following forms of insurance from a financially sound and reputable insurance carrier: (i) workers' compensation insurance including occupational disease insurance in accordance with the laws of the State in which the Premises are located, and employers' liability insurance in an amount of at least $100,000 per person and $100,000 per accident; and (ii) garage liability insurance or general liability insurance, including contractual liability, insuring Buyer's indemnity obligation set forth above and with products-completed operations coverage in amounts of at least $1,000,000 combined single limit each occurrence applicable to personal injury, sickness or death and loss of or damage to property (with liquor law liability coverage if Buyer will sell or dispense alcoholic beverages), on which ARCO is named as an additional insured. Buyer will furnish ARCO with certificates of insurance evidencing the foregoing coverage and providing that no policy of insurance may be canceled or materially modified without at least thirty (30) calendar days' prior written notice to ARCO.

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

     17.  Termination and Nonrenewal.
          --------------------------

          17.1  Triggering Events for Termination or Nonrenewal.  In addition to
                -----------------------------------------------
any other ground ARCO may have under the PMPA, and subject only to any necessary restrictions under applicable law, ARCO may terminate or nonrenew this Agreement upon any of the following triggering events:

                (a) Buyer's failure to exert good faith efforts to carry out the provisions of this Agreement following written notice to Buyer from ARCO of such failure and fifteen calendar days to cure such failure.

                (b) Unlawful, fraudulent or deceptive acts or practices or criminal misconduct by Buyer relevant to the operation of the Premises.

                (c) Declaration of bankruptcy by Buyer or judicial determination of insolvency of Buyer.

                (d) Subject to Paragraph 18.3 hereof the death or the prolonged severe physical or mental disability or disablement of Buyer (if Buyer is an individual). Buyer's majority shareholder (if Buyer is a corporation) or any of Buyer's general partners (if Buyer is a partnership) for at least three (3) months which renders Buyer unable to provide for the continued proper operation of the Premises.

                (e)  The loss of Buyer's right to possess the Premises.

                (f) The condemnation or other taking, in whole or in part, of the Premises pursuant to the power of eminent domain.

                (g) The destruction of all or a substantial part of the Premises.

                (h) Buyer's failure to timely pay ARCO all sums to which ARCO is legally entitled.

                (i) Buyer's failure to operate the Premises for seven (7) consecutive calendar days, or any lesser period which constitutes an unreasonable period of time.

                (j) The willful adulteration, commingling, mislabeling or misbranding of Product or other violations by Buyer of the Marks.

                (k) Buyer's knowing failure to comply with federal, state or local laws or regulations relevant to the use or operation of the Premises.

                (1) The conviction of any felony involving moral turpitude or indictment for any criminal misconduct relevant to the operation of the Premises, of Buyer (if

Buyer is an individual), Buyer's majority shareholder (if Buyer is a corporation) or any of Buyer's general partners (if Buyer is a partnership).

                (m) The determination by ARCO, made in good faith and in the normal course of business, to withdraw from the marketing of motor fuel through retail outlets in the relevant geographic market area in which the Premises are located.

                (n) The occurrence of any other event relevant to the relationship between the parties which makes termination or nonrenewal reasonable, including without limitation those set forth in Paragraph 17.2 below.

                (o) The breach by Buyer of any material provision of this Agreement, which Buyer hereby agrees includes (without limitation) (i) Buyer's failure to order and make available for sale quantities of each grade of Product which are sufficient to satisfy foreseeable customer demand, (ii) Buyer's failure to keep a detailed record of each delivery of Product to Buyer or make those records available to ARCO as provided in Paragraph 9, (iii) Buyer's failure to take any of the leak prevention and detection measures outlined in Paragraph 11, or (iv) any attempt by Buyer to assign any interest in this Agreement without ARCO's prior written consent.

                (p) If Buyer is a party with ARCO to a Loan Agreement or a Loan Agreement and Security Agreement and Related Promissory Note, and Buyer fails to cure any default under the foregoing Loan Agreement, Loan Agreement and Security Agreement and Promissory Note as requested, ARCO may terminate this Agreement.

          17.2  Triggering Events for Nonrenewal.  In addition to any other
                --------------------------------
ground ARCO may have under the PMPA, and subject only to any necessary restrictions under applicable law. ARCO may nonrenew this Agreement upon any of the following triggering events:

                (a) Buyer's failure to agree to changes or additions to its franchise relationship with ARCO, which ARCO requests based on ARCO's determinations made in good faith and the normal course of business and without the purpose of preventing the renewal of the franchise relationship.

                (b) ARCO's receipt of numerous bona fide customer complaints concerning Buyer's operation of the Premises, of which Buyer was apprised and, to the extent they related to the condition of the Premises or conduct of Buyer or Buyer's employees, which Buyer failed to cure promptly.

                (c) Failure of Buyer to operate the Premises in a clean, safe and healthful manner on at least two previous occasions.

                (d) A good faith determination by ARCO made in its normal course of business that renewal of the franchise relationship is likely to be uneconomical to ARCO despite any reasonable changes or additions to the agreements between the parties which may be acceptable to Buyer.

          17.3  Effect of Termination or Nonrenewal.  After receiving notice of
                -----------------------------------
termination or nonrenewal and until the effective date of the termination or nonrenewal, Buyer will continue to operate the Premises in accordance with this Agreement.

                (a) From and after the effective date of termination or nonrenewal, Buyer will immediately discontinue all use of trade dress and Marks associated with ARCO, including without limitation use of such trade dress and Marks on dispensers, pumps, containers, storage equipment, buildings, canopies, pump islands, pole signs, advertising, stationery and invoices. From and after the effective date of termination or nonrenewal, Buyer will not adopt or use any trademarks trade dress or symbols in the operation of the Premises that are confusingly similar to ARCO's, including without limitation, any four letter name or mark starting with (i) the letter "A" or (ii) any vowel and having the letter "R" as a second letter, and Buyer will not use or employ as a symbol, mark or design any geometric design that is red or any colored horizontal striping that is predominately red and blue. Further, Buyer will remove from all trade directories and telephone book listings all reference to the Marks. Upon the effective date of the termination or nonrenewal, Buyer will promptly return to ARCO or destroy, whichever ARCO directs, all signs, advertising, graphics and other materials in Buyer's possession bearing any Marks or used in any trade dress. In addition, Buyer hereby agrees that ARCO may enter the Premises to remove or cover up any trade dress or advertisements bearing any Marks. If Buyer terminates or does not renew this Agreement or if ARCO terminates or does not renew this Agreement for a reason set forth in Paragraph 17.1 or 17.2 above, then Buyer shall pay for the removal or covering up of all trade dress and trademarks as required hereunder. For a reasonable period following the effective date of Buyer's termination or nonrenewal and at no charge, ARCO may keep any ARCO property still located on the Premises in place while negotiating for its sale or removal.

                (b) If this is the first agreement between Buyer and ARCO for the supply of Product at the Premises, Buyer will repay ARCO all reimbursements and direct payments made by ARCO under Paragraph 14.3 upon (i) the mutual termination of this Agreement prior to or at the end of the first twelve months,
(ii) the termination of this Agreement by ARCO or Buyer during the first twelve months or (iii) the nonrenewal of this Agreement by ARCO or Buyer at the end of the first twelve months (if this is a trial franchise as defined under Section 2803 of the PMPA).

                (c) If this is the first agreement between Buyer and ARCO for the supply of Product at the Premises with a term of more than one year and Buyer has been a party to an agreement regarding the Premises with ARCO for the supply of Product for less than thirty-six months, then after the first twelve months Buyer will pay ARCO, on a pro rata basis as described below, the amount
                                 --- ----
of all reimbursements and direct payments made by ARCO under Paragraph 14.3 upon the mutual termination of this Agreement or termination or nonrenewal by Buyer or by ARCO for a reason set forth in Paragraph 17.1 or 17.2 above. The pro rata
                                                                       --- ----
amount
which Buyer is obligated to pay shall be calculated by multiplying the total of the reimbursements and direct payments made by ARCO under Paragraph 14.3 times (a) two-thirds during the thirteenth through twenty-fourth month of this Agreement or (b) one-third during the twenty-fifth through thirty-sixth month of this Agreement.

     18.  Assignment, Right of First Refusal and Successors In Interest.
          -------------------------------------------------------------

          18.1  Assignment.  Buyer will not sell, assign, give or otherwise
                ----------
transfer, any interest in this Agreement, its franchise relationship with ARCO, or its ownership or leasehold interest in the real property or improvements on which the Premises are located, or any individual or entity other than ARCO, without first complying with Paragraph 18.2 below and obtaining ARCO's prior written consent to such transfer. Further, if Buyer is a corporation or partnership, neither Buyer nor any shareholder or partner of Buyer will sell, assign, give or otherwise transfer, or mortgage, pledge as security or otherwise encumber any shares of stock partnership interest or other ownership interest in Buyer to any individual or entity without ARCO's prior written consent. To ensure that ARCO has adequate time to evaluate any assignment request, Buyer will allow ARCO at least sixty (60) calendar days to evaluate any transfer or encumbrance request and will not request any transfer or encumbrance consent less than forty-five (45) calendar days before the expiration date of this Agreement or any renewal hereof. Buyer acknowledges and agrees that any transfer, encumbrance, attempted transfer or attempted encumbrance which does not satisfy these prerequisites shall be void and without effect. Buyer further acknowledges and agrees that ARCO may impose a transfer fee upon am transfer or encumbrance of Buyer's interest in its franchise relationship with ARCO.

          18.2  Right of First Refusal.  In return for valuable consideration,
                ----------------------
Buyer's receipt of which is hereby acknowledged, upon receiving or extending any final offer to acquire any or alt of Buyer's interest in this Agreement, its franchise relationship with ARCO, or its ownership or leasehold interest in the real property or improvements on which the Premises are located, whether conveyed through a business broker or directly, to any entity or person other than Buyer's current spouse or adult child (natural or adopted). Buyer shall offer such interest to ARCO, in writing, at the same price and on the same other terms as those contained in the final offer. ARCO shall have thirty (30) calendar days after its receipt of all data and documentation. required by it to evaluate the offer and exercise its right of first refusal by notifying Buyer in writing that it intends to exercise its right of first refusal and agreeing to pay Buyer the purchase price less the amount of any applicable transfer fee on the terms stated in the final offer. During the 30 day period, ARCO shall have the right of entry upon the premises to conduct reasonable environmental testing. ARCO may assign its right of first refusal to any third party. If ARCO does not exercise its right of first refusal, Buyer may consummate the proposed transfer, but not at lower price or on more favorable terms than those offered to ARCO. If Buyer does not do so within ninety (90) calendar days from the date ARCO received Buyer's written offer, then Buyer must recommence the foregoing right of first refusal procedure and satisfy the requirements of this Paragraph 18.2. ARCO's exercise of its right of first refusal shall not be dependent on its prior refusal to approve the proposed transferee. Buyer agrees to execute a memorandum of this

Agreement to be recorded in the county where the Premises are located and take all other action necessary to give effect to this right of first refusal.

          18.3  Successors In Interest.  Notwithstanding Paragraphs 18.1 and
                ----------------------
18.2, if upon the death or incapacitation for more than ninety (90) consecutive calendar days of Buyer (if Buyer is a natural person), a general partner of Buyer (if Buyer, is a partnership) or a majority shareholder of Buyer (if Buyer is a corporation), the interest in this Agreement of such deceased or incapacitated person passes directly to an eligible person or persons whom the deceased or incapacitated has designated as his successor in interest, in writing in a form prescribed by and filed with ARCO, and who notifies ARCO within twenty-one (21) calendar days after the death or incapacitation of his intention to succeed to such interest, then this Agreement shall continue for the remaining term hereof, prodded that such successor in interest agrees in writing to assume all of the obligations under this Agreement of the deceased or incapacitated and satires ARCO's then current criteria for similar franchisees. A person who is eligible to be designated a successor in interest is one who is
(i) the adult spouse or adult child (natural or adopted) or parent of the deceased or incapacitated, (ii) a general partner of the deceased or incapacitated, or (iii) a fellow shareholder of the deceased or incapacitated. Only the most recently properly designated successor in interest wilt be recognized as such.

          18.4  ARCO's Right to Assign.  ARCO shall have the unrestricted right
                ----------------------
to transfer or assign all or any parts of its rights or obligations under this Agreement to any person or legal entity.

     19.  Miscellaneous
          -------------

          19.1  Right of Entry.  Buyer hereby gives ARCO the right to enter the
                --------------
Premises at all reasonable times and without prior notice, to determine Buyer's compliance with the provisions of this Agreement. ARCO may determine Buyer's compliance by any means ARCO selects, including without limitation, the sampling and laboratory testing of Product.

          19.2  Successors and Assigns.  This Agreement shall be binding upon
                ----------------------
and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that Buyer shall have no right to assign this Agreement, either voluntarily or by operation of law, except as provided in Paragraph 18 above.

          19.3  Force Majeure.  In the event that either party hereto shall be
                -------------
delayed or unable to perform any act required hereunder by reason of Act of Nature, strikes, lockouts, riots, insurrection, war, governmental act or order, or other reason of alike nature not the fault of or in the control of the party delayed in performing work or doing acts required under the terms of this Agreement, then performance of such act shall be excused for the period of the delay. The provisions of this Section shall not operate to excuse Operator from prompt payment of all fees or any other payments required by the terms of this Agreement.

          19.4   Notices.  Except as limited by applicable law or as otherwise
                 -------
stated in this Agreement, any and all notices and other communications hereunder shall be deemed to have been duly given when delivered personally or forty-eight
(48) hours after being mailed, certified or registered mail or overnight mail, return receipt requested, postage prepaid, in the English language, to the Premises if to Buyer and to the address set forth on the first page of this Agreement if to ARCO.

          19.5   Relationship of the Parties.  Buyer agrees that nothing in this
                 ---------------------------
Agreement creates a joint venture, agency, employment partnership or similar relationship between it and ARCO, and Buyer shall have no authority to bind ARCO in any way. Buyer will not assert otherwise. Buyer shall undertake all obligations as an independent contractor and shall exercise and be responsible for the exclusive control of the Premises and all activities conducted there.

          19.6   Waiver.  No purported waiver by either party hereto of any
                 ------
provision of this Agreement or of any breach thereof shall be deemed to be a waiver of such provision or breach unless such waiver is in writing signed by the party making such waiver. No such waiver shall be deemed to be a subsequent waiver of such provision or a waiver of any subsequent breach of the same or any other provision hereof.

          19.7   Compliance.  Buyer shall at all times comply with all
                 ----------
applicable government requirements and obtain and maintain all necessary licenses and permits for the performance of its obligations hereunder.

          19.8   Authority.  Buyer hereby represents that as of the date hereof,
                 ---------
Buyer has the authority to enter into this Agreement and that no consents of third parties other than those which have been obtained and are attached hereto are necessary to enable Buyer to perform its obligations hereunder. Buyer represents that as of the date of this Agreement, Buyer is in compliance with all leases, contracts and agreements affecting the Premises and Buyer's use and possession of the Premises.

          19.9   Prior Course of Dealing.  ARCO and Buyer acknowledge and agree
                 -----------------------
that this Agreement is not to be reformed, altered, or modified in any way by any practice or course of dealing during or prior to the term of the Agreement or by any representations, stipulations, warranties, agreement or understandings, express or implied, except as fully and expressly set forth herein or except as may subsequently be expressly amended by the written agreement of Buyer and ARCO by their authorized representatives.

          19.10  Further Assurances.  Buyer agrees to executes and deliver
                 ------------------
such other documents and take such other action as may be necessary to more effectively consummate the purposes and subject matter of this Agreement.

          19.11  Non-exclusivity.  Buyer has no exclusive territory.  ARCO
                 ---------------
may establish additional ARCO or other brand or no brand Gasoline facilities in any location and proximity to the Premises.

          19.12  Applicable Law.  Except where this Agreement would otherwise
                 --------------
be governed by federal law, this Agreement shall in all respects be interpreted, enforced and, governed under the laws of the state where the Premises are located. If any provision of this Agreement should be determined to be invalid or unenforceable, such provision shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions of this Agreement enforceable, and the Agreement as thus amended shall be enforced to give effect to the intention of the parties insofar as that is possible.

          19.13  Headings and Gender.  The paragraph headings in this
                 -------------------
Agreement are intended solely for convenience of reference and shall not in any way or manner amplify, limit, modify or otherwise affect the interpretation of any provision of this Agreement, and the neuter gender and the singular or plural number shall be deemed to include the other genders or numbers whenever the context so indicates or requires.

          19.14  Entire Agreement.  This Agreement and the exhibits attached
                 ----------------
hereto set forth the entire agreement between the parties and fully supersede any and all prior agreements or understandings between the parties, pertaining to the subject matter hereof, and, except as otherwise expressly provided herein, no change in, deletion from or addition to this Agreement shall be valid unless set forth in writing and signed and dated by the parties hereto.

Buyer hereby acknowledges having read this Agreement in its entirety and fully understands and agrees to its contents.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ARCO Products Company,
a division of AtlanticRichfield Company

"ARCO"                                  "Buyer"

       /s/ Connie Carroll                         /s/ John Castellucci
----------------------------------      ----------------------------------------
Name                                    Name

Title:       Manager                    Title:          President
      ----------------------------            ----------------------------------

Witness:   /s/ Hollie Johnson           Witness:     /s/ Denise Newton
        --------------------------              --------------------------------

Each of the undersigned, as owner, part owner, mortgagee or lien holder, for himself and his legal representatives, successors and assignees, hereby consents to the foregoing agreement, including without limitation, to the installations, maintenance, repair, replacement and removal of all required trade dress and trademarks. Each of the undersigned further waives any interest in, right to levy upon, mortgage or otherwise make any claim against any such trade dress or trademarks and confirms ARCO's title to and right of removal of am property provided or loaned by ARCO.


----------------------------------      ---------------------------------------
Name                                    Name

Title:                                  Title:
      ----------------------------            ----------------------------------

Witness:                                Witness:
        --------------------------              --------------------------------

                                   Exhibit A

                           Trade Dress Requirements
                           ------------------------

See Attached booklet entitled "Minimum Trademark Standards, Trade Dress Requirements and Trade Dress Options for Selling ARCO Branded Motor Fuels at Retail Outlets".

                                   Exhibit B

                           Shared Trade Dress Costs
                           ------------------------

                                             Cost - % Share
Trade Dress Item                              ARCO/Dealer                  Restrictions
----------------                              -----------                  ------------

Island luminaire for each island without       50/50
a canopy

Column Cladding/ATM Cladding Signs             50/50

All Exterior Decals                            100% ARCO

Interior Decal Kit                             100% ARCO

Fascia - Illuminated Building                  100% ARCO               Max.100 Feet, 50/50 thereafter

Fascia - Non-illuminated Building              100% ARCO               Max.100 Feet, 50/50 thereafter

Fascia - New Look Facia - Canopy               50/50

Fascia Film - Non-illuminated Canopy           100% ARCO

ID Sign - #200 Freeway - Sign Only             100% ARCO

ID Sign - #200 Fwy. - Pole and Foundation      100% Dealer

ID Sign (#33, #42, #96, etc.)                  100% ARCO

ID Sign Foundation and Architectural Veneer    100% Dealer

ID Sign - Building - 3 x 10 ARCO Logo Sign     100% ARCO

SOFFIT Storage System                          100% Dealer

Non-ID Sign - 24 Hour Signs                    100% Dealer

Non-ID Sign - Metal Info Signs -
Bumper Post, PPF, Tax                          50/50

Paint - Labor not included                     50/50 (Max. Limit $2,500)

Permits for Signage                            100% ARCO


                                            Cost - % Share
Trade Dress Item                            ARCO/Dealer                Restrictions
----------------                            -----------                ------------
Pump Toppers                               50/50

Quick Crete Cement Trash Container         100% Dealer

Tank Tags                                  100% ARCO

Channel Letter                             100% ARCO

Canopy Sparks                              100% ARCO (Max. 4 Sparks)

VSAT Equipment: (1) Hughes Satellite Dish 100% Dealer and (2) Hughes Indoor Unit - Satellite
  Receiver (3) Deicer (if required for
  colder climate)